CHISHOLM, BIERWOLF, NILSON & MORRILL, LLC
Certified Public Accountants
Phone (801) 292-8756 • Fax (801) 292-8809 • www.cbnmcpa.com

Todd D. Chisholm
Nephi J. Bierwolf
Troy F. Nilson
Douglas W. Morrill

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated September 14, 2009, with respect to the consolidated financial statements of Intelligent Living Corp. for the fiscal years ended May 31, 2009 and 2008 incorporated by reference in the filings of the Registration Statement on Form S-8 of Intelligent Living Corp. for its 2006 Stock Option Plan, filed with the Securities and Exchange Commission on May 3, 2006.

/s/ CHISHOLM, BIERWOLF, NILSON& MORRILL
Chisholm, Bierwolf, Nilson & Morrill, LLC

Dated: September 14, 2009